Exhibit 23.3
Consent of Ernst & Young LLP, Independent Auditors
We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-______) pertaining to the Employee Stock Purchase Plan of NaviSite, Inc. of our report dated June 4, 2007, with respect to the consolidated financial statements of NetASPx, Inc. for the years ended December 31, 2006 and 2005 included in Current Report on Form 8-K/A of NaviSite Inc. dated November 28, 2007 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
February 15, 2008